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                                                                    Exhibit 23.3

                         CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 10, 1999, with respect to the financial statements of Atlantic Connections, Inc. and Atlantic Connections, Ltd., respectively, and our report dated June 4, 1999 (except for Note 9, as to which the date is November 3, 1999) with respect to the consolidated financial statements of Atlantic Connections, LLC included in the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of Choice One Communications, Inc. for the registration of shares of its common stock.

                                                        /s/ERNST & YOUNG LLP

Boston, Massachusetts
November 17, 1999